 Exhibit 99.1

May 11, 2026

Ivanhoe Electric to Acquire Robbins Tunnel Boring Machine
and Material Handling System for Mine Access Development at
the Santa Cruz Copper Project

State-of-the-Art Mechanized Tunneling Derisks the Project by
Providing Proven Mine Access Method through Variable
Ground Conditions

Development Includes 9.3 Meter Diameter Steel-reinforced
Concrete Tunnel and Conveyor System for Material Handling

Application of Made-in-the-USA Mechanical Excavation
Technology Enhances Safety and Efficiency

Ownership of Crossover TBM Enhances Future Access
Options for Nearby Texaco Deposit

PHOENIX, ARIZONA – Ivanhoe Electric Inc. (“Ivanhoe Electric”) (NYSE American: IE; TSX: IE) Executive Chairman Robert Friedland and President and Chief Executive Officer Taylor Melvin are pleased to announce that Ivanhoe Electric intends to acquire a purpose-built, Crossover XRE Tunnel Boring Machine (“Robbins TBM” or “TBM”) and material handling system from The Robbins Company (“Robbins”), of Solon, Ohio. Robbins is a U.S.-based, global leader in tunnel boring machines and associated technology. Ivanhoe Electric initially will use the Robbins TBM for decline development at the Santa Cruz Copper Project in Arizona. Robbins recently reacquired the TBM from a division of Anglo American plc (“Anglo”), who originally purchased the machine for use at its Grosvenor coal mine in Queensland, Australia, where it successfully completed two declines totaling 1.8 kilometers in 1,000 hours of total use underground.

1

In late 2025, Ivanhoe Electric identified the opportunity to acquire the Robbins TBM that was on care and maintenance at the Grosvenor coal mine in Queensland, Australia. After a review of the machine’s specifications and history and extensive discussions with Robbins, Ivanhoe Electric secured a legally binding option to acquire the TBM from Robbins in March 2026, subject to completion of due diligence and trade-off studies. Robbins entered into a separate binding agreement to acquire the machine from Anglo. Upon completion of due diligence, including two site visits accompanied by representatives from Robbins to inspect the condition of the machine and critical components, Ivanhoe Electric notified Robbins on May 8 of its intent to exercise its option to acquire the Robbins TBM. The final purchase is subject to completion of definitive agreements, which are expected before the end of this month.

The acquisition of the TBM also provides Ivanhoe Electric with the tunnel boring technology assets to pursue future expansion opportunities at the Santa Cruz Copper Project, including the nearby Texaco Deposit, located approximately two kilometers to the northeast of the Santa Cruz Deposit. Significant extensions were identified using Ivanhoe Electric’s proprietary Typhoon™ surveying technology. Texaco received an initial Mineral Resource Estimate in 2023, with subsequent drilling at the edge of the deposit confirming broad zones of high-grade copper mineralization that remain open. The 2025 Preliminary Feasibility Study (“PFS”) outlined an Inferred Resource at Texaco totaling 2.7 million tonnes of contained copper at 0.8% copper, not included in the current mine plan but supporting meaningful future expansion potential on Ivanhoe Electric’s 100%-owned private land package in one of America’s most established copper mining districts.

Mr. Friedland commented: “Tunnel boring machines are state-of-the-art tools custom-built for incredibly safe and efficient development of underground tunnels through all types of ground conditions. Robbins is an American company that pioneered the modern TBM and remains at the forefront of tunneling innovation. TBMs have been deployed globally for more than half a century in mining and countless civil engineering projects. This specific crossover TBM is perfectly suited for accessing our high-grade ore bodies at Santa Cruz and continues the derisking of our mine development with the best tunneling technology America has to offer. Santa Cruz continues its journey to become the next large-scale 99.99% pure copper cathode producer in the United States, delivering the copper that America needs to support industry, technology, and national defense. In addition, owning the TBM gives our engineers the ability to pursue a future phased expansion of the project, including the high-grade Texaco Deposit, a mere two kilometers away.”

Mr. Melvin commented: “Our team became aware in late 2025 of the potential availability of the Robbins TBM at Grosvenor. Since that time, we have been engaged in extensive due diligence with Robbins while advancing the detailed engineering of our Project. We commend the exhaustive work by our team of engineers over the past few months, in cooperation with Robbins, to arrive at this decision. Acquiring the Robbins Crossover XRE TBM will marry America’s best tunnel boring technology to America’s next great underground porphyry copper producer.”

2

Proven crossover tunnel boring technology ideally suited for Santa Cruz Copper Project mine access development

This specific Robbins Crossover XRE TBM is purpose built to operate in variable ground conditions encountered in underground infrastructure development. The Robbins TBM can move through hard rock, wet, and mixed-face ground within a single drive, eliminating cost, schedule, and safety risks associated with machine swaps or re-mobilization. Our extensive testwork indicates these mixed ground conditions are present through the decline development phase at Santa Cruz.

The Robbins TBM’s earth pressure balance capability pressurizes the cutterhead chamber against prevailing groundwater, directly controlling face stability and mitigating inflow through water-bearing zones and aquifer intersections. A bi-directional cutterhead is utilized for excavation in soft soils, mixed-face and hard rock geology, while a high-torque/high-speed cutterhead drive system delivers the needed power to pass through challenging geology and structures.

During decline development, the TBM system installs a continuous, fully supported and sealed segmental steel-reinforced concrete lining, preserving geotechnical integrity, enhancing long-term safety, and producing a permanent, flat-bottomed decline structure suitable for life-of-mine design. The integrated process also includes the construction of a permanent conveyor system for material handling during development and ore handling during production.

As part of Ivanhoe Electric’s purchase, Robbins will perform a substantial overhaul of the machine, which includes a fully refurbished 9.3-meter diameter cutterhead manufactured in Ohio. During refurbishment, Robbins will upgrade the machine with current technology, including customized features designed for the geological conditions at the Santa Cruz Copper Project.

3

Watch the video here Robbins YouTube Video explaining how the Robbins Crossover XRE TBM works:

Photo 1. Photo of a Robbins Crossover XRE TBM

4

Photo 2. Photo of a Robbins Crossover XRE TBM

5

Benefits of TBM acquisition to the Santa Cruz Copper Project

Capital

The acquisition cost of the Robbins TBM and material handling system, including refurbishment, is approximately $64.7 million. The TBM replaces capital associated with roadheader decline development, silica gel grouting, and the Railveyor material handling system included in the 2025 PFS, providing further certainty around mine access development costs. The net impact to initial project capital of implementing the TBM system is projected to be less than $20 million.

Permitting

Under the new decline development method, Ivanhoe Electric no longer requires a Class V Underground Injection Control (“UIC”) permit for silica gel.

Ivanhoe Electric received approval of the Site Development Plan from the City of Casa Grande in March 2026 and has all necessary permits to commence initial construction activities. Our Project team continues to advance all other required permitting activities for required for future production.

Development timeline

Arrival and assembly of the TBM is expected to begin onsite in Arizona in the first quarter of 2027. Following assembly, decline development is scheduled to begin in the third quarter of 2027. The TBM is designed to excavate a four-kilometer-long single decline in approximately twelve months. The TBM requires a smaller box cut design, and excavation of the box cut is scheduled to commence in the third quarter of 2026. Underground mine development is scheduled to commence in the third quarter of 2028, with first oxide copper ore placed on the heap leach pads expected in the fourth quarter of 2028.

While underground development is ongoing, major surface infrastructure construction is scheduled to take place from the third quarter of 2027 through 2028. First copper cathode production is now anticipated to commence in the second quarter of 2029. Our team of engineers and consultants continue to work on optimization scenarios. We are advancing site preparation activities, including interior road access construction and preparations for commencement of the box cut.

The TBM decline development plan does not impact the rest of the Santa Cruz Copper Project design, including the mining method, mining rates, and surface processing as described in the 2025 PFS.

6

Our engineers are preparing an updated Santa Cruz Copper Project S-K 1300 Preliminary Feasibility & Technical Report Summary and NI 43-101 Feasibility Study & Technical Report to incorporate the engineering details of the TBM and material handling system. We expect to complete this study during the third quarter of 2026.

Project financing process

Ivanhoe Electric is in the advanced stages of the application process for project debt financing with the Export-Import Bank of the United States. We also continue to advance discussions with a group of leading commercial banks, as well as potential sources for non-debt funding.

Santa Cruz is a high-quality, advanced-stage U.S. copper project located entirely on private land in Arizona, with direct access to established infrastructure and a clear pathway toward near-term production. Santa Cruz is designed to produce 99.99% pure copper cathode onsite for U.S. markets, without smelting, and remains positioned to become a significant source of refined copper for American industry.

Ivanhoe Electric to host conference call on the Santa Cruz Copper Project

DATE: Monday, May 11, 2026

TIME: 11:00 am Eastern / 8:00 am Pacific

LINK: ivanhoe-electric-may-2026-webcast.open-exchange.net/

A replay of the webcast, together with supporting presentation slides, will be made available on Ivanhoe Electric’s website at www.ivanhoeelectric.com following the event.

Qualified Persons

Disclosures of a scientific or technical nature included in this news release regarding the Santa Cruz Copper Project, have been reviewed, verified, and approved by Glen Kuntz, P.Geo., who is a Qualified Person as defined by Regulation S-K, Subpart 1300 promulgated by the U.S. Securities and Exchange Commission and by Canadian National Instrument 43-101. Mr. Kuntz is an employee of Ivanhoe Electric Inc.

For the Texaco Mineral Resource Estimate, refer to the S-K 1300 Preliminary Feasibility & Technical Report Summary, Santa Cruz Copper Project, Arizona, available on the SEC’s EDGAR website, and the NI 43-101 Feasibility Study & Technical Report, Santa Cruz Copper Project, Arizona, available on SEDAR+.

7

About Robbins

The manufacturer of the TBM, The Robbins Company, is a leading global manufacturer of tunnel boring machines with 70 years of engineering experience and over 1,000 projects completed worldwide. Robbins holds close to 90% of all TBM production world records across machine diameters from 3 meters to over 13 meters and holds first-mover status on the industry's most consequential technical advances.

Robbin’s TBMs have been used in the United States mining industry for projects such as the San Manuel Mine tunnel to extend the life of the mine in Arizona, as well as globally significant projects including the Dulles Airport Train System in Virginia, the Niagara Tunnel Project in Canada, and the Channel Tunnel linking the United Kingdom and France.

Website: www.robbinstbm.com

About Ivanhoe Electric

We are a United States domiciled minerals exploration company with a focus on developing mines from mineral deposits principally located in the United States. We seek to support American supply chain independence by finding and delivering copper and other critical metals vital to advanced manufacturing, infrastructure development, technology, and national security. We use our powerful Typhoon™ geophysical surveying system, together with advanced data analytics provided by our 94.3% owned subsidiary, Computational Geosciences Inc. (“CGI”), to accelerate and de-risk the mineral exploration process as we seek to discover new deposits of critical metals that may otherwise be undetectable by traditional exploration technologies. We believe the United States is significantly underexplored and has the potential to yield major new discoveries of critical metals. Our mineral exploration efforts focus on copper as well as other metals including nickel, cobalt, platinum group elements, gold and silver. Through the advancement of our portfolio of critical metals exploration projects, headlined by the Santa Cruz Copper Project in Arizona, we intend to contribute to domestic supply by developing resources that support industrial and strategic sectors. We also operate a 50/50 joint venture with Saudi Arabian Mining Company ("Maaden") to explore for minerals on approximately 50,000 km2 of underexplored Arabian Shield in Saudi Arabia. Finally, in 2024, we established an exploration alliance with BHP Mineral Resources Inc. (“BHP”), a subsidiary of BHP Group Limited, to search for critical minerals in the United States. In 2026, we entered into a Typhoon™ driven Mineral Exploration and Collaboration Agreement with Sociedad Química y Minera de Chile (“SQM”) in Chile to explore 2,002 km2 of mining concessions for new copper deposits beneath electrically resistive caliche.

8

Website: www.ivanhoeelectric.com

Contact Information

Mike Patterson

Vice President, Investor Relations and Business Development

Email: mike@ivnelectric.com

Phone: 1-480-601-7878

Follow us on

Ivanhoe Electric’s Executive Chairman Robert Friedland: @robert_ivanhoe

Ivanhoe Electric: @ivanhoeelectric

Ivanhoe Electric’s investor relations website located at www.ivanhoeelectric.com should be considered Ivanhoe Electric’s recognized distribution channel for purposes of the Securities and Exchange Commission’s Regulation FD.

Forward-Looking Statements

Certain statements in this news release constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. Such statements and information involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Ivanhoe Electric, its projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Such statements can be identified by the use of words such as “may”, “would”, “could”, “will”, “intend”, “expect”, “believe”, “plan”, “anticipate”, “estimate”, “scheduled”, “forecast”, “predict”, “target”, “project” and other similar terminology, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These statements reflect Ivanhoe Electric’s current expectations regarding future events, performance and results and speak only as of the date of this news release.

9

Such statements in this news release include, without limitation, statements relating to: the completion, timing, and final details of Ivanhoe Electric’s acquisition of the TBM and material handling system; the impacts of the acquisition and deployment of the TBM at Santa Cruz; the use of the TBM to access the Texaco Deposit; the expansion potential of the Texaco Deposit; the development of Santa Cruz as the next large-scale 99.99% pure copper cathode producer in the United States; the net impact of implementing the TBM system on initial project capital to be less than $20 million; the anticipated underground and surface development and construction of Santa Cruz; the placement of first oxide copper ore on the heap leach pads at Santa Cruz in the fourth quarter of 2028; the first copper cathode production commencing at Santa Cruz in the second quarter of 2029; the timing and progress of updates to the 2025 PFS; the timing, progress and results of the application process for project debt financing with the Export-Import Bank of the United States; the timing, progress and results of financing discussions and potential sources of non-debt funding; and planned or potential developments in the businesses of Ivanhoe Electric.

Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to significant risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including changes in the prices of copper or other metals Ivanhoe Electric is exploring for; the results of exploration and drilling activities and/or the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations; the final assessment of exploration results and information that is preliminary; the significant risk and hazards associated with any future mining operations, extensive regulation by the U.S. government as well as local governments; changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with Ivanhoe Electric to perform as agreed; and the impact of political, economic and other uncertainties associated with operating in foreign countries, and the impact of the COVID-19 pandemic and the global economy. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risk factors described in Ivanhoe Electric’s Annual Report on Form 10-K filed and other disclosures with the U.S. Securities and Exchange Commission.

No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this news release. Ivanhoe Electric cautions you not to place undue reliance on these forward-looking statements. Subject to applicable securities laws, Ivanhoe Electric does not assume any obligation to update or revise the forward-looking statements contained herein to reflect events or circumstances occurring after the date of this news release, and Ivanhoe Electric expressly disclaims any requirement to do so.

10